Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EQUITY HOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EQUITY HOLDERS’ AGREEMENT (the “Amendment”), dated effective as of December 17, 2015 (the “Effective Date”), is by and among:

(i) MAYNE PHARMA VENTURES PTY LTD, an Australian company ACN 168 896 357 (“Mayne Pharma”);

(ii) HEDGEPATH LLC, a Florida limited liability company (“HPLLC”);

(iii) HEDGEPATH PHARMACEUTICALS, INC., a Delaware corporation (“HPPI”);

(iv) FRANK E. O’DONNELL, JR., M.D., a resident of the State of Florida (“FEO”); and

(v) NICHOLAS J. VIRCA, a resident of the State of California (“Virca”).

WHEREAS, Mayne Pharma, HPLLC, HPPI, FEO and Virca (collectively, the “Parties”) are parties to that certain Amended and Restated Equity Holders’ Agreement, dated May 15, 2015 (the “EHA”); and

WHEREAS, the Parties now desire to amend the EHS on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, and pursuant to Section 10.5 of the EHA, the parties, intending to be legally bound, hereby agree to amend the EHA as of the Effective Date as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the EHA.

2. Amendment to Sections 2.1 and 2.2. Sections 2.1 and 2.2 are hereby deleted in their entirety and replaced with the following provisions:

“2.1 Mayne and HPLLC (each, a “Standstill Holder” and, collectively, the “Standstill Holders”) agree that, during the period beginning on December 17, 2015 through and including May 31, 2016 (the “Standstill Period”), each of them will not, directly or indirectly (including as part of a “group” (as defined in Section 13(d) of the Exchange Act), in one or more private, open market or other transactions):

(a) purchase, or contract to purchase, any shares of Equity Securities, or any option, right or warrant to purchase any Equity Securities (or exercise any option, right or warrant to purchase any Equity Securities) or any securities convertible into or exercisable or exchangeable for any Equity Securities, in each case whether now owned or hereafter acquired by the Standstill Holders; or

(b) enter into any swap or other agreement, arrangement or transaction that, in whole or in part, directly or indirectly, provides any of the economic consequence of ownership of any Equity Securities or any securities convertible into or exercisable or exchangeable for any Equity Securities, in each case whether any transaction described in clause (a) or (b) above is to be settled by delivery of Equity Securities, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

2.2 Notwithstanding the provisions set forth in Section 2.1, the Standstill Holders may, without the prior written consent of the other parties:

(a) Transfer any Equity Securities or any securities convertible into or exchangeable or exercisable for Equity Securities to an Affiliate of such Standstill Holder if such Transfer is not for value; provided, however, that in the case of any Transfer described above, it shall be a condition to the Transfer that (i) the transferee executes and delivers to the parties hereto not later than one (1) Business Day prior to such Transfer, a written agreement, in substantially the form of this Agreement and otherwise satisfactory in form and substance to the parties hereto, (ii) in the case of a Transfer pursuant to this clause, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Equity Securities or any securities convertible into or exercisable or exchangeable for Equity Securities shall be required to be made during the Standstill Period (as the same may be extended as described above) and (iii) no voluntary filing with the Commission or other public report, filing or announcement shall be made in respect of such Transfer during this Standstill Period; and

(b) exercise their pre-emptive rights in Section 4.1 hereof.

2.3 The provisions of Section 2.1 shall automatically and without any further action required of the parties hereto be terminated and of no force and effect as of the date that:

(a) any Person other than the Standstill Holders shall hold twenty percent (20.0%) or more of the Common Stock on a Fully Diluted basis; and

(b) the amount of operational cash on hand with HPPI falls below $250,000.

2.4 The Standstill Holders represent and warrant to one another that they have not, during the period from May 15, 2015 to December 17, 2015, engaged in any activities referred to in Sections 2.1(a) or (b) hereof.”

3. Amendment to Certain Defined Terms. The EHA is amendment to change all references to “Lock-Up Holder,” “Lock-Up Holders” and “Lock-Up Period” to “Standstill Holder,” Standstill Holders” and “Standstill Period,” respectively.

4. No Further Amendment. Except as amended hereby, the EHA shall remain unmodified and in full force and effective.

5. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

6. Headings; Counterparts. The headings contained in this Amendment are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Amendment. This Amendment may be executed in two (2) counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document. Such counterparts may be executed and delivered by facsimile/e-mail transmission, which shall constitute valid execution and delivery.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date first above written.

MAYNE PHARMA VENTURES PTY LTD
By:	/s/ Scott A Richards
Name:	Scott A. Richards
Title:	Director
HEDGEPATH LLC
By:	Black Robe Capital, LLC, its sole manager

By:	/s/ Frank E. O’Donnell, Jr., M.D.
Name:	Frank E. O’Donnell, Jr., M.D.
Title:	Manager
HEDGEPATH PHARMACEUTICALS, INC.
By:	/s/ Nicholas J. Virca
Name:	Nicholas J. Virca
Title:	President and Chief Executive Officer

/s/ Frank E. O’Donnell, Jr., M.D.
FRANK E. O’DONNELL, JR., M.D.
/s/ Nicholas J. Virca
NICHOLAS J. VIRCA

[Signature Page to Amendment No. 1 to

Amended and Restated Equity Holders Agreement]

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